Exhibit 10.1

SUBSCRIPTION AGREEMENT

Anzu Special Acquisition Corp I

12610 Race Track Road, Suite 250

Tampa, Florida 33626

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between Anzu Special Acquisition Corp I, a Delaware corporation (“Anzu”), and the undersigned investor (the “Investor”) in connection with the Business Combination Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Anzu, Envoy Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Anzu (“Merger Sub”), and Envoy Medical Corporation, a Minnesota corporation (the “Company”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving the merger and becoming a wholly owned direct subsidiary of Anzu, on the terms and subject to the conditions therein (the “Merger”).

In connection with the transactions contemplated by the Business Combination Agreement, including the Merger (the “Transactions”), Anzu is seeking a commitment from the Investor to purchase, contingent upon and substantially concurrently with the closing of the Merger, 1,000,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), of Anzu (the “Shares”), which Shares shall have the rights, preferences, privileges and restrictions set forth in the certificate of designation attached hereto as Exhibit A (the “Certificate of Designation”) to be filed with the Secretary of State of the State of Delaware immediately following the effectiveness of the Merger, in a private placement for a purchase price of $10.00 per share (the “Per Share Purchase Price”). The aggregate purchase price to be paid by the Investor for the subscribed Shares is set forth on the signature page hereto and is referred to herein as the “Subscription Amount.” Subsequent to the date hereof but prior to the closing of the Transactions, Anzu may enter into additional subscription agreements (the “Additional Subscription Agreements”) with certain other investors (the “Additional Investors”) pursuant to which the Additional Investors may purchase Shares, at a price per Share that is not less than the Per Share Purchase Price and on terms consistent with those contained herein, on the closing date of the Transactions. The transactions contemplated by this Subscription Agreement and the Additional Subscription Agreements are referred to collectively as the “Investment Transactions,” and the Investor and the Additional Investors are referred to collectively as the “Investors.”

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and Anzu acknowledges and agrees as follows:

1. Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from Anzu the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that Anzu reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by Anzu only when this Subscription Agreement is signed by a duly authorized person by or on behalf of Anzu.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) shall occur immediately following the effectiveness of the Merger and the filing and effectiveness of the Certificate of Designation. Upon delivery of written notice from (or on behalf of) Anzu to the Investor (the “Closing Notice”) that Anzu reasonably expects the closing of the Transactions to occur on a specified date that is not less than five business days after the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to Anzu, (i) at least two business days prior to the closing date specified in the Closing Notice (the “Closing Date”), the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Anzu in the Closing Notice, to be held in escrow until the Closing and (ii) at least three business days prior to the Closing Date, any other information that is reasonably requested in the Closing Notice in order for Anzu to issue the Investor the Shares to be acquired hereunder, including, without limitation, the legal name of the person in whose name such Shares are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Closing Date, Anzu shall issue the number of Shares set forth on the signature page of this Subscription Agreement to the Investor and subsequently cause such Shares to be registered in book entry form in the name of the Investor (provided, however, that Anzu’s obligation to issue such Shares to the Investor is contingent upon Anzu having received the Subscription Amount in full accordance with this Section 2), and the Subscription Amount shall be released from escrow automatically and without further action by Anzu or the Investor. Each book entry for the Shares and the underlying shares of Class A Common Stock issuable upon conversion of the Shares (the “Underlying Common Shares”) shall contain a notation in substantially the following form:

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

If the Closing does not occur within three business days following the Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by Anzu and the Investor, Anzu shall return on the next business day (or such later date as shall be agreed in writing by the Investor) the Subscription Amount in full to the Investor; provided that, unless this Subscription Agreement has been terminated pursuant to Section 9, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing upon the delivery by Anzu of a subsequent Closing Notice in accordance with this Section 2. For purposes of this Subscription Agreement, “business day” shall mean any day other than any Saturday or Sunday or any other day on which commercial banks located in New York, New York are required or authorized by applicable law to be closed for business.

3. Separate Agreements. It is expressly understood and agreed that each provision contained in this Subscription Agreement is between Anzu and Investor, solely, and not between Anzu and the Additional Investors, collectively, and not between and among the Investors. Nothing contained herein, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise with respect to such obligations or the transactions contemplated by this Subscription Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Subscription Agreement, and it shall not be necessary for any Additional Investor to be joined as an additional party in any proceeding for such purpose.

4. Closing Conditions.

a. The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Investment Transactions illegal or otherwise restraining or prohibiting consummation of the Investment Transactions; and

(ii) all conditions precedent to the closing of the Transactions contained in the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement and other than those conditions which, by their nature, are to be satisfied at the closing of the Transactions, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement) or waived according to the terms of the Business Combination Agreement, and the closing of the Merger shall have occurred.

b. The obligation of Anzu to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the satisfaction or waiver by Anzu of the additional conditions that:

(i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date as though made at that time (other than representations and warranties that are qualified by materiality, which shall be true and correct in all respects, and those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality, in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations, warranties, covenants and agreements of the Investor contained in this Subscription Agreement as of the Closing Date; and

(ii) all obligations, covenants and agreements of the Investor required by this Subscription Agreement to be performed by it at or prior to the Closing shall have been performed in all material respects.

c. The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the satisfaction or waiver by the Investor of the additional conditions that:

(i) all representations and warranties of Anzu contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing Date as though made at that time (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which shall be true and correct in all respects, and those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, in all respects) at and as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by Anzu of each of the representations, warranties, covenants and agreements of Anzu contained in this Subscription Agreement as of the Closing Date;

(ii) all obligations, covenants and agreements of Anzu required by this Subscription Agreement to be performed by it at or prior to the Closing shall have been performed in all material respects;

(iii) no suspension of the qualification of the Shares for offering or sale or trading in any applicable jurisdiction, or initiation or threatening of any proceedings for any such purposes, shall have occurred;

(iv) Anzu shall have adopted and filed with the Secretary of State of the State of Delaware each of the Amended and Restated SPAC Certificate of Incorporation (as defined in the Business Combination Agreement) and the Certificate of Designation, and each of the Amended and Restated SPAC Certificate of Incorporation and the Certificate of Designation shall have become effective;

(iv) there shall have been no amendment, waiver or modification to the Additional Subscription Agreements that materially economically benefits the Additional Investors, or that provides rights to the Additional Investors that are more favorable in any material respect than the rights of the Investor provided by this Subscription Agreement, unless the Investor has been offered substantially the same benefits or rights, as applicable, except that Anzu may, in its sole discretion, increase or decrease the number of Shares to be purchased by any of the Additional Investors; and

(v) there shall have been no amendment or modification of, or waiver under, the Business Combination Agreement, as in effect as of the date hereof, that would reasonably be expected to materially and adversely affect the economic benefits to the Investor under this Subscription Agreement without having received the prior written consent of the Investor.

5. Further Assurances. At or prior to the Closing, Anzu and the Investor shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties, acting reasonably, may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

6. Anzu Representations and Warranties. Anzu represents and warrants to the Investor that:

a. As of the date hereof, Anzu is duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to deliver and perform its obligations under this Subscription Agreement.

b. As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable, free and clear of any liens (other than those arising under this Subscription Agreement or applicable state or federal securities laws), and issued in compliance with all applicable state and federal securities laws and not subject to, and not issued in violation of, any lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable law or the Company’s organizational documents (as in effect at such time of issuance).

c. The Underlying Common Shares, when issued in accordance with the terms of the Certificate of Designation, will be duly authorized and validly issued, fully paid and non-assessable, free and clear of any liens (other than those arising under this Subscription Agreement or applicable state or federal securities laws), and issued in compliance with all applicable state and federal securities laws and not subject to, and not issued in violation of, any lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable law or the Company’s organizational documents (as in effect at such time of issuance).

d. This Subscription Agreement has been duly authorized, executed and delivered by Anzu and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against Anzu in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

e. The execution, delivery and performance by Anzu of this Subscription Agreement, including the issuance and sale of the Shares (including the Underlying Common Shares) and the compliance by Anzu with all of the provisions of this Subscription Agreement and the consummation of the Investment Transactions will be done in accordance with the rules of the Nasdaq Stock Market LLC (the “Nasdaq”) or such other applicable stock exchange on which the Underlying Common Shares are then listed (the “Stock Exchange”) and do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Anzu or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Anzu or any of its subsidiaries is a party or by which Anzu or any of its subsidiaries is bound or to which any of the property or assets of Anzu is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Anzu and its subsidiaries, taken as a whole, (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of Anzu to comply in all material respects with this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of Anzu; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, taxing authority or regulatory body, domestic or foreign, having jurisdiction over Anzu or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of Anzu to comply in all material respects with this Subscription Agreement.

f. As of their respective dates, all reports (the “SEC Reports”) required to be filed by Anzu with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, or, if amended, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Anzu included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of Anzu as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited financial statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by Anzu from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports as of the date hereof. The Investor acknowledges that any restatement, revision or other modification of the SEC Reports, including, without limitation, any changes to historical accounting policies of Anzu in connection with any order, directive, guideline, comment or recommendation from the SEC that is applicable to Anzu shall be deemed not material for purposes of this Subscription Agreement.

g. Other than the Additional Subscription Agreements, the Business Combination Agreement, any other agreement expressly contemplated by the Business Combination Agreement or as described in the SEC Reports filed prior to the date of this Agreement, Anzu has not entered into any side letter or similar agreement with any investor in connection with such investor’s direct or indirect investment in Anzu (other than any side letter or similar agreement relating to the transfer to any investor of (i) securities of Anzu by existing securityholders of Anzu, which may be effectuated as a forfeiture to Anzu and reissuance or (ii) securities to be issued to the direct or indirect securityholders of the Company pursuant to the Business Combination Agreement). No Additional Investor may purchase Shares pursuant to an Additional Subscription Agreement at a price per Share less than the Per Share Purchase Price, and no Additional Subscription Agreement shall include terms and conditions that are materially more advantageous to any such Additional Investor than the Investor hereunder, other than terms particular to the regulatory requirements of such Additional Investor or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Shares.

h. Assuming the accuracy of the representations and warranties of the Investor, Anzu is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Anzu of this Subscription Agreement (including, without limitation, the issuance of the Shares and any Underlying Common Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by the Stock Exchange, (iv) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware and (iv) filings, the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of Anzu to comply in all material respects with this Subscription Agreement.

i. As of the date of this Subscription Agreement, the authorized capital stock of Anzu consists of (i) 400,000,000 shares of Class A Common Stock, 40,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of the date of this Subscription Agreement, (i) 4,312,774 shares of Class A Common Stock are issued and outstanding, (ii) 10,625,000 shares of Class B Common Stock are issued and outstanding, (iii) no shares of Preferred Stock are issued and outstanding, (iv) 38,187,226 shares of Common Stock and no shares of Preferred Stock are held in treasury, (v) 26,566,666 warrants to purchase shares of Class A Common Stock (the “Warrants”) are outstanding, with each Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 and (vi) 26,566,566 shares of Class A Common Stock are reserved for issuance upon exercise of the Warrants. All issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable, and all outstanding warrants have been duly authorized and validly issued. Except as set forth above and pursuant to the Additional Subscription Agreements, the Business Combination Agreement and the other agreements and arrangements referred to therein or in the SEC Reports filed prior to the date of this Agreement, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Anzu any Common Stock or other equity interests in Anzu, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, Anzu has no subsidiaries, other than Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which Anzu is a party or by which it is bound relating to the voting of any securities of Anzu, other than (1) as set forth in the SEC Reports filed prior to the date of this Agreement and (2) as contemplated by the Business Combination Agreement. There are no securities or instruments issued by or to which Anzu is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares hereunder or under any Additional Subscription Agreement, in each case, that have not been or will not be waived on or prior to the Closing Date.

j. As of the date hereof, the issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “ANZU” (it being understood that the trading symbol may be changed in connection with the Transactions). As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of Anzu, threatened against Anzu by the Nasdaq or the SEC to prohibit or terminate the listing of the shares of Class A Common Stock on the Stock Exchange or to deregister the shares of Class A Common Stock under the Exchange Act, respectively. Anzu has taken no action that is designed to terminate the registration of the shares of Class A Common Stock under the Exchange Act. Prior to the Closing, a listing application shall have been filed with the Stock Exchange to list the Underlying Common Shares, and at the Closing, either (i) the Underlying Common Shares shall have been approved for listing on the Stock Exchange, subject to official notice of issuance, or (ii) Anzu will use its best efforts to obtain such approval as expeditiously as possible.

k. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 7, no registration under the Securities Act is required for the offer and sale of the Shares (including any Underlying Common Shares) by Anzu to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

l. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act is applicable to Anzu.

m. Except for Northland Capital Markets (the “Placement Agent”), Anzu has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Shares, and Anzu is not under any obligation to pay any broker’s fee or finder’s fees or other commission in connection with the Investment Transactions other than to the Placement Agent. Anzu is solely responsible for the payment of any fees, costs, expenses and commissions of the Placement Agent.

n. Other than as described in the SEC Reports filed prior to the date of this Agreement, neither the execution of this Subscription Agreement nor the issuance or sale of the Shares as contemplated by this Subscription Agreement gives rise to any rights of first refusal, rights of first offer or similar rights under any agreement to which Anzu is a party that would entitle any person, whether incorporated or not, to purchase or otherwise acquire any of the Shares to be acquired by the Investor pursuant to this Subscription Agreement or require that an offer to purchase or acquire any of such Shares be made to any person, in each case, that have not been or will not be waived on or prior to the Closing Date.

o. Anzu is not, and as of the Closing Date immediately after receipt of payment for the Shares, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

p. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or materially affect the validity of the Shares (including the Underlying Common Shares”) or the legal authority of Anzu to comply in all material respects with this Subscription Agreement, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of Anzu, threatened against Anzu or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Anzu. The aggregate of all pending legal or governmental proceedings to which Anzu or its subsidiaries is a party to or of which any of their respective property or assets is the subject of that are not described in the SEC Reports, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of Anzu to comply in all material respects with this Subscription Agreement.

q. There is no civil, criminal or administrative suit, action, proceeding, arbitration, investigation, review or inquiry pending or, to the knowledge of Anzu, threatened against or affecting Anzu or any of Anzu’s properties or rights that affects or would reasonably be expected to affect Anzu’s ability to consummate the transactions contemplated by this Subscription Agreement, nor is there any decree, injunction, rule or order of any governmental authority or arbitrator outstanding against Anzu or any of Anzu’s properties or rights that affects or would reasonably be expected to affect Anzu’s ability to consummate the transactions contemplated by this Subscription Agreement.

r. Neither Anzu nor any of its subsidiaries nor any director or officer of any of the foregoing, nor, to the knowledge of Anzu, any agent, employee or affiliate of any of the foregoing, is aware of or has knowingly taken or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), or any other applicable anti-corruption or anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-corruption or anti-bribery laws.

s. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Anzu or any of its subsidiaries with respect to the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder or any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental authority with jurisdiction over Anzu or its subsidiaries is pending or, to the knowledge of Anzu, threatened.

t. Neither Anzu, nor any director or officer thereof, nor, to the knowledge of Anzu, any employee, agent, controlled affiliate or representative of Anzu, is a person that is, or is owned or controlled by a person that is currently subject to, any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any other applicable sanction laws; and Anzu will not knowingly directly or indirectly use the proceeds from the Investment Transactions, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, to (i) fund or facilitate any activities or business of or with any person that, at the time of such funding or facilitation, is subject to any U.S. sanctions administered by OFAC or any other applicable sanctions laws or (ii) in any other manner that will result in a violation of any U.S. sanctions administered by OFAC or any other applicable sanctions laws by any person.

u. Anzu acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by the Investor in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Investor effecting a pledge of Shares shall not be required to provide Anzu with any notice thereof; provided, however, that none of Anzu, the Company or any of their respective subsidiaries or their respective counsels shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by Anzu in all respects.

v. Anzu acknowledges and agrees that there have been no representations, warranties, covenants and agreements made to Anzu by or on behalf of the Investor or any of its respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Investor expressly set forth in Section 7.

7. Investor Representations and Warranties. The Investor represents and warrants to Anzu that:

a. The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), or an institutional “accredited investor” (described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Investor has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. The Investor is not an entity formed for the specific purpose of acquiring the Shares, unless such newly formed entity is an entity in which all of the investors are institutional accredited investors, and is an “institutional account” as defined in FINRA Rule 4512(c).

b. The Investor acknowledges that the Shares (including any Underlying Common Shares) are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that neither the offer nor the sale of the Shares (including the Underlying Common Shares) has been registered under the Securities Act or any other applicable securities laws. The Investor acknowledges and agrees that the Shares (and any Underlying Common Shares) may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except in compliance with any exemption therefrom and that any book entries representing the Shares (and any Underlying Common Shares) shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Shares (and any Underlying Common Shares) will be subject to transfer restrictions, and as a result, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares (and any Underlying Common Shares) and may be required to bear the financial risk of an investment in the Shares (and any Underlying Common Shares) for an indefinite period of time. The Investor acknowledges and agrees that the Shares (and any Underlying Common Shares) will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year from the date that Anzu files a Current Report on Form 8-K following the Closing that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, pledge, transfer or other disposition of any of the Shares (and any Underlying Common Shares). By making the representations herein, the Investor does not agree to hold any of the Shares (or any Underlying Common Shares) for any minimum or specific term and reserves the right to assign, transfer or otherwise dispose of any of the Shares (and any Underlying Common Shares) at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

c. The Investor acknowledges and agrees that the Investor is purchasing the Shares (including any Underlying Common Shares) directly from Anzu. The Investor further acknowledges and agrees that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Anzu, the Company, the Placement Agent or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Anzu expressly set forth in Section 6.

d. The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to Anzu, the Transactions and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges and agrees that it has reviewed, or has had an adequate opportunity to review, the SEC Reports and other information as the Investor has deemed necessary to make an investment decision with respect to the Shares. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares, including, but not limited to, access to marketing materials and a virtual data room containing information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient, in the Investor’s judgment, to enable the Investor to evaluate its investment. However, neither any inquiries, nor any due diligence investigation conducted by the Investor or any of the Investor’s professional advisors nor anything else contained herein, shall modify, limit or otherwise affect the Investor’s right to rely on Anzu’s representations, warranties, covenants and agreements contained in this Subscription Agreement. The Investor acknowledges and agrees that certain information provided to it by Anzu was based on good-faith projections, and such good-faith projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the good-faith projections.

f. The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and Anzu, the Company or a representative thereof, or by means of contact from the Placement Agent, and the Shares were offered to the Investor by Anzu solely by direct contact between the Investor and Anzu, the Company or a representative thereof, or the Placement Agent. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means, and none of Anzu, the Company, the Placement Agent or their respective representatives or any person acting on behalf of any of them acted as investment advisor, broker or dealer to the Investor. The Investor acknowledges and agrees that the Shares (including any Underlying Common Shares) (i) were not offered to the Investor by any form of general solicitation or general advertising and (ii) to the Investor’s knowledge without inquiry, are not being offered to the Investor in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges and agrees that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Anzu, the Company or the Placement Agent or any of their respective affiliates or any of its or their control persons, officers, directors, employees, partners, agents or representatives), other than the representations and warranties of Anzu contained in Section 6, in making its investment or decision to invest in Anzu. The Investor further acknowledges and agrees that the Placement Agent have not made, do not make and shall not be deemed to make any express or implied representation or warranty with respect to Anzu, the Company, this offering or the Transactions.

g. The Investor acknowledges and agrees that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the SEC Reports. The Investor is a sophisticated investor and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares. The Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision, and the Investor has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Shares. The Investor is able to sustain a complete loss on its investment in the Shares. The Investor acknowledges and agrees that neither the Placement Agent, nor any of its affiliates, control persons, officers, directors or employees, shall be liable to the Investor pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase by the Investor of the Shares. On behalf of itself and its affiliates, the Investor acknowledges and agrees it will not look to the Placement Agent for all or any part of loss the Investor may suffer by reason of acquiring the Shares.

h. Alone, or together with any professional advisor(s), the Investor has analyzed and considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Anzu. The Investor acknowledges and agrees specifically that a possibility of total loss exists.

i. In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. The Investor acknowledges and agrees that the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agent or any of its affiliates, control persons, officers, directors, employees, partners, agents or representatives concerning Anzu, the Company, the Business Combination Agreement, the Transactions, this Subscription Agreement, the Investment Transactions, the Shares or the offer and sale of the Shares. Neither the Placement Agent, nor any of its affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investor), whether in contract, tort or otherwise, to the Investor, and the Investor releases the Placement Agent, in respect of this Subscription Agreement, the Investment Transactions or the Transactions.

j. The Investor acknowledges and agrees that the Placement Agent and its affiliates, control persons, officers, directors, employees or representatives (i) have not provided the Investor with any information or advice with respect to the Shares, (ii) have not made or make any representation, express or implied as to Anzu, the Company, the credit quality of Anzu or the Company, the Shares or the Investor’s purchase of the Shares, (iii) have not acted as the Investor’s financial advisor or fiduciary in connection with the Investment Transactions or the Transactions, (iv) may have acquired or may acquire non-public information with respect to Anzu or the Company, which, subject to the requirements of applicable law, the Investor agrees need not be provided to it or (v) may have existing or future business relationships with Anzu or the Company (including, but not limited to, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Shares, and that certain of these actions may have material and adverse consequences for a holder of Shares.

k. The Investor acknowledges and agrees that it has not relied on the Placement Agent in connection with its determination as to the legality of its acquisition of the Shares or as to the other matters referred to herein and the Investor has not relied on any investigation that the Placement Agent or any person acting on its behalf have conducted with respect to the Shares, Anzu, or the Company. The Investor further acknowledges and agrees that it has not relied on any information contained in any research reports prepared by the Placement Agent.

l. The Investor acknowledges and agrees that no federal or state agency, securities commission or similar authority has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

m. The Investor has been duly formed and is validly existing and in good standing under the laws of the State of Delaware, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

n. The execution, delivery and performance by the Investor of this Subscription Agreement and the transactions contemplated herein are within the powers of the Investor, have been duly authorized and do not and will not (i) constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, except for such breaches, defaults or conflicts that would not reasonably be expected to have a material adverse effect on the ability of the Investor to enter into and timely perform its obligations under this Subscription Agreement, and (ii) violate any provisions of the Investor’s limited liability company agreement. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and assuming that this Subscription Agreement constitutes the valid and binding obligation of Anzu, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

o. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List or the Sectoral Sanctions Identification List, each of which is administered by OFAC, or in any Executive Order issued by the President of the United States and administered by OFAC (collectively, “OFAC Lists”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, controlled by, or acting on behalf of, one or more persons that are named on the OFAC Lists, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, regulator and governmental authorities, if requested thereby, such records as required by applicable law or regulation, provided that the Investor is permitted to do so under such applicable law or regulation. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC Lists. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

p. The Investor acknowledges and agrees that it has been informed that no disclosure or offering document has been prepared by the Placement Agent in connection with the offer and sale of the Shares.

q. No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in Anzu as a result of the purchase and sale of the Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over Anzu from and after the Closing as a result of the purchase and sale of the Shares hereunder.

r. No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Shares to the Investor based on any arrangement entered into by or on behalf of the Investor.

s. As of the date hereof, the Investor does not have, and during the 30 day period immediately prior to the date hereof the Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of Anzu.

t. The Investor is not currently (and at all times through the Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of Anzu (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting solely of the Investor and its affiliates.

u. The Investor hereby acknowledges and agrees that it will not, nor will any person acting at the Investor’s direction or pursuant to any understanding with the Investor, directly or indirectly engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act of the Shares subscribed for hereunder (collectively, the “Short Sales”) until the consummation of the Investment Transactions or the Transactions (or such earlier termination of this Subscription Agreement in accordance with its terms). Notwithstanding the foregoing or anything else in this Subscription Agreement, this Section 7(u) shall not apply to (i) any sale (including the exercise of any redemption right) of securities of Anzu (x) held by the Investor, its affiliates or any person or entity acting on behalf of the Investor or any of its affiliates prior to the execution of this Subscription Agreement or (y) purchased by the Investor, its affiliates or any person or entity acting on behalf of the Investor or any of its affiliates after the execution of this Subscription Agreement or (ii) ordinary course hedging transactions so long as the sales or borrowings relating to such hedging transactions are not settled with the Shares subscribed for hereunder and the number of securities sold in such transactions does not exceed the number of securities owned or subscribed for at the time of such transactions. Notwithstanding the foregoing or anything else in this Subscription Agreement, (I) nothing herein shall prohibit (A) other entities under common management with the Investor or (B) in the case of an Investor that is externally managed, advised or sub-advised by another person, any other person that is not directly controlled or managed by such manager, adviser or sub-adviser, from entering into any Short Sales and (II) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representations set forth in this Section 7(u) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

v. The Investor acknowledges that the Placement Agent and its directors, officers, employees, partners, agents, representatives and controlling persons have made no independent investigation with respect to Anzu, the Company or their respective affiliates, subsidiaries or businesses or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by Anzu.

w. The Investor has or has commitments to have and, when required to deliver payment to Anzu pursuant to Section 2, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

8. [Reserved]

9. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto and the Company to terminate this Subscription Agreement, (c) if the Closing has not occurred by such date other than as a result of a breach of the Investor’s obligations hereunder, upon the date that is 30 days after the Outside Date (as defined in the Business Combination Agreement as in effect on the date hereof) or (d) if any of the conditions to Closing set forth in Section 4 are not satisfied or waived, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the Investment Transactions will not be and are not consummated at the Closing (the termination events described in clauses (a) through (d) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such breach. In the event that the Business Combination Agreement is terminated in accordance with its terms, Anzu shall notify the Investor in writing of the termination of the Business Combination Agreement promptly after the termination thereof. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void ab initio and of no further effect and any monies paid by the Investor to Anzu in connection herewith shall promptly (and in any event within one business day) following the Termination Event be returned to the Investor.

10. Trust Account Waiver. The Investor acknowledges that Anzu is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Anzu and one or more businesses or assets. The Investor further acknowledges that, as described in Anzu’s prospectus relating to its initial public offering dated March 3, 2021 (the “IPO Prospectus”) available at www.sec.gov, substantially all of Anzu’s assets consist of the cash proceeds of Anzu’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Anzu, its public shareholders and the underwriters of Anzu’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Anzu to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of Anzu entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably (a) waives any and all right, title and interest, or any claim of any kind, it has or may have in the future in or to any monies held in the Trust Account (or distributions therefrom to Anzu’s public shareholders or to the underwriters of Anzu’s initial public offering in respect of their deferred underwriting commissions held in the Trust Account), and (b) agrees not to seek recourse against the Trust Account; provided, however, that nothing in this Section 10 shall (i) serve to limit or prohibit the Investor’s right to pursue a claim against assets held outside the Trust Account for specific performance or other equitable relief, (ii) serve to limit or prohibit any claims that the Investor may have in the future against Anzu’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) or (iii) be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of shares of Class A Common Stock acquired other than pursuant to this Subscription Agreement, pursuant to a validly exercised redemption right with respect to any such shares of Class A Common Stock, except to the extent that the Investor has otherwise agreed with Anzu to not exercise such redemption right.

11. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided that this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as the Investor or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of Anzu; provided further that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided, that no assignment pursuant to this Section 11(a) shall relieve the Investor of its obligations hereunder.

b. Anzu may request from the Investor such additional information as Anzu, acting reasonably, may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested. The Investor acknowledges and agrees that Anzu may file a form of this Subscription Agreement with the SEC as an exhibit to a current or periodic report, proxy statement or a registration statement of Anzu. Notwithstanding anything in this Subscription Agreement to the contrary, Anzu shall not publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, after giving advance notice to the Investor, to the extent allowed by law or such regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Stock Exchange, after giving advance notice to the Investor, to the extent allowed by law, the SEC, the Stock Exchange or such other regulatory agency.

c. (i) The Investor acknowledges and agrees that Anzu will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement, including Schedule A hereto. Prior to the Closing, the Investor agrees to promptly notify Anzu and the Placement Agent in writing (including, for the avoidance of doubt, by email) if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 7 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify Anzu and the Placement Agent if they are no longer accurate in all respects). The Investor acknowledges and agrees that the purchase by the Investor of Shares from Anzu under this Subscription Agreement will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase. The Investor further acknowledges and agrees that the Placement Agent and the Company will rely on the representations and warranties of the Investor contained in Section 7 (including the acknowledgements, understandings and agreements of the Investor contained therein) and are third-party beneficiaries of Section 11 and of the representations and warranties (including the acknowledgements, understandings and agreements of the Investor contained therein) of the Investors contained in Section 7.

(ii) Anzu acknowledges and agrees that the Investor will rely on the acknowledgments, understandings, agreements, representations and warranties of Anzu contained in this Subscription Agreement. Prior to the Closing, Anzu agrees to promptly notify the Investor in writing (including, for the avoidance of doubt, by email) if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case Anzu shall notify the Investor and if they are no longer accurate in all respects). Anzu acknowledges and agrees that the sale to the Investor of Shares by Anzu under this Subscription Agreement will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by Anzu as of the time of such sale.

d. Anzu and, to the extent set forth in Section 11(c), the Company and the Placement Agent, are each entitled to rely upon this Subscription Agreement, and the Placement Agent is entitled to rely on the representations and warranties of Anzu contained in Section 6 hereof, and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 11(d) shall not give the Company or the Placement Agent any rights other than those expressly set forth herein.

e. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f. This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by each of the parties hereto; provided, however, that no modification or waiver by Anzu of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Company (other than amendments, modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder. Notwithstanding anything to the contrary herein, Section 7, Section 11(c), Section 11(d), this Section 11(f) and Section 12 may not be modified, waived or terminated in a manner that is adverse to the Placement Agent without the written consent of the Placement Agent.

g. This Subscription Agreement (including the schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties hereto, with respect to the subject matter hereof. Except as set forth in Section 9, Section 11(c), Section 11(d), Section 11(f), this Section 11(g) and Section 12 with respect to the persons referenced therein, and Section 6 and Section 7 with respect to the Placement Agent, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and assigns, and the parties hereto acknowledge and agree that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision (or part thereof) of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions (or parts thereof) of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed and delivered in one or more counterparts (including by electronic means, such as facsimile, in .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. At any time, Anzu may (i) extend the time for the performance of any obligation or other act of the Investor, (ii) waive any inaccuracy in the representations and warranties of the Investor contained herein or in any document delivered by the Investor pursuant hereto and (iii) waive compliance of the Investor with any agreement to which it is a party or any condition to its own obligations contained herein. At any time, the Investor may (A) extend the time for the performance of any obligation or other act of Anzu, (B) waive any inaccuracy in the representations and warranties of Anzu contained herein or in any document delivered by Anzu pursuant hereto and (C) waive compliance of Anzu with any agreement to which it is a party or any condition to its own obligations contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

l. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce the provisions of the Subscription Agreement of which the Company is an express third party beneficiary, on the terms and subject to the conditions set forth herein.

m. This Subscription Agreement and all claims and causes of action hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware, as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

n. Each party hereto hereby, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the Investment Transactions or the Transactions (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the Chancery Court of the State of Delaware or, in the event, but only in the event, that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the action or proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 11(n) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 11(n) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT, THE INVESTMENT TRANSACTIONS OR THE TRANSACTIONS AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT, THE INVESTMENT TRANSACTIONS OR THE TRANSACTIONS. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

o. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to the Investor, to such address(es) or email address(es) set forth on the signature page hereto;

(ii)	if to Anzu, to:

Anzu Special Acquisition Corp I
12610 Race Track Road, Suite 250
Tampa, Florida 33626
Attention: Whitney Haring-Smith
E-mail: whs@anzupartners.com

with a required copy to (which copy shall not constitute notice):

Morrison & Foerster LLP
2100 L St NW, Suite 900
Washington, DC 20037
Attention: Mitchell Presser; David Slotkin; Aly El Hamamsy
Email: mpresser@mofo.com; dslotkin@mofo.com; aelhamamsy@mofo.com

p. The Investor shall pay all of its own expenses in connection with this Subscription Agreement and the Investment Transactions.

q. The parties agree that the obligations of the Investor under this Subscription Agreement are separate and several and not joint with the obligations of any Additional Investor under the Additional Subscription Agreements, and the Investor shall not be responsible in any way for the performance of the obligations of any Additional Investor under the Additional Subscription Agreements. The decision of the Investor to purchase Shares pursuant to this Subscription Agreement has been made by the Investor independently of any Additional Investor and independently of any information, materials, statements or opinions as to the business, financial condition or results of operations of Anzu, the Company or any of their respective subsidiaries which may have been made or given by any Additional Investor or by any agent or employee of any Additional Investor, and neither the Investor nor any of its agents or employees shall have any liability to any Additional Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Additional Subscription Agreement, and no action taken by the Investor or Additional Investors pursuant hereto or thereto, shall be deemed to constitute the Investor and any Additional Investor as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and any Additional Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Additional Subscription Agreements. The Investor acknowledges that no Additional Investor has acted as agent for the Investor in connection with making its investment hereunder and no Additional Investor will be acting as agent of the Investor in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Subscription Agreement, and it shall not be necessary for any Additional Investor to be joined as an additional party in any proceeding for such purpose.

12. Non-Reliance and Exculpation. The Investor acknowledges and agrees that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Anzu, the Company, the Placement Agent or any of their respective control persons, officers, directors, employees, partners, agents or representatives), other than the statements, representations and warranties of Anzu expressly contained in Section 6, in making its investment or decision to invest in Anzu. The Investor acknowledges and agrees that none of (a) an Additional Investor pursuant to an Additional Subscription Agreement (including such investor’s affiliates or any control persons, officers, directors, partners, agents, employees or representatives of any of the foregoing), (b) the Placement Agent or any of its control persons, officers, directors, partners, agents, employees or representatives or (c) any party to the Business Combination Agreement, including any such party’s representatives, affiliates or any of its or their control persons, officers, directors, partners, agents, employees or representatives, that is not a party hereto, shall be liable to the Investor, or to any Additional Investor, pursuant to, or arising out of or relating to, this Subscription Agreement or any Additional Subscription Agreement arising out of the private placement of the Shares, the negotiation hereof or thereof or its subject matter, or the Investment Transactions or the Transactions, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract, under federal or state securities laws or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by Anzu, the Company, the Placement Agent or any Non-Party Affiliate concerning Anzu, the Company, the Placement Agent, any of their respective controlled affiliates, this Subscription Agreement, the Investment Transactions or the Transactions. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of Anzu, the Company, the Placement Agent or any of Anzu’s, the Company’s or the Placement Agent’s controlled affiliates or any family member of the foregoing.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor: Anzu SPAC GP I LLC		State/Country of Formation or Domicile: Delaware

By:	/s/ Whitney Haring-Smith
Name:	Whitney Haring-Smith
Title:	Managing Member

Name in which Shares are to be registered (if different):	Date: April 17, 2023

Investor’s EIN:

Business Address-Street: 12610 Race Track Road, Suite 250	Mailing Address-Street (if different):

City, State, Zip: Tampa, Florida 33626	City, State, Zip:

Attn: Whitney Haring-Smith, Managing Member	Attn: ____________________________________

Telephone No.: (202) 742-5870	Telephone No.:

Email Address: whs@anzupartners.com

Number of Shares subscribed for: 1,000,000

Aggregate Subscription Amount: $10,000,000	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Anzu in the Closing Notice.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, Anzu Special Acquisition Corp I has accepted this Subscription Agreement as of the date set forth below.

Anzu Special Acquisition Corp I

By:	/s/ Whitney Haring-Smith
Name:	Whitney Haring-Smith
Title:	Chief Executive Officer

Date: April 17, 2023

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

C.	FINRA INSTITUTIONAL ACCOUNT STATUS (Please check the applicable subparagraphs):

1.	☐ We are an “institutional account” under FINRA Rule 4512(c).

2.	☐ We are not an “institutional account” under FINRA Rule 4512(c).

This Schedule A should be completed by the Investor

and constitutes a part of the Subscription Agreement.

Exhibit A

ANZU SPECIAL ACQUISITION CORP I

CERTIFICATE OF DESIGNATION

OF

SERIES A CONVERTIBLE PREFERRED STOCK

See attached.